EXHIBIT 10.2

MORTGAGE NOTE

$4,500,000.00	July 30, 2007

1. FOR VALUE RECEIVED, GDC NAUGATUCK, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of ATLAS PARTNERS MORTGAGE INVESTORS, LLC, a Delaware limited liability company ("Lender', the principal sum of Four Million, Five Hundred Thousand and No/100 Dollars ($4,500,000.00) at the place and in the manner hereinafter provided, together with interest thereon at the rates described below.

2. Interest shall accrue on the principal balance of this Note outstanding from the date hereof through the Maturity Date (as hereinafter defined) at a per annum rate of interest (the "LIBOR Rate") equal to LIBOR (as hereinafter defined) for the relevant Interest Period (as hereinafter defined) plus six hundred (600) basis, points, such LIBOR Rate to remain fixed for such Interest Period. Any portion of the principal amount of this Note bearing interest at the LIBOR Rate is referred to herein as a "LIBOR Loan."

3. As used herein, the term "LIBOR" shall mean a rate of interest equal to the per annum rate of interest at which United States dollar deposits for a one month period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two business days prior to the commencement of such month (or three business days prior to the commencement of such month if banks in London, England were not open and dealing in offshore United States dollars on such second preceding business day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion). Lender's determination of LIBOR shall be conclusive, absent manifest error. The term "Interest Period" shall mean with regard to any LIBOR Loan, a thirty-day period.

4. Interest shall be computed on the basis of a 360-day year, applied monthly to the actual number of days elapsed.

5. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(i) Commencing on August 1, 2007, and on the first day of each month thereafter through and including the Maturity Date, accrued and unpaid interest only on the outstanding principal balance of this Note shall be due and payable.

(ii) There shall be no amortization of the principal of this Note prior to the Maturity Date (provided that, in the event of any prepayment under this Note, such prepayment may be applied to principal hereof to the extent provided by the terms of this Note). The unpaid principal balance of this Note, if not sooner declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date. The term "Maturity Date" shall mean July 31, 2009, provided that, if all of the following conditions are met, then the term "Maturity Date" shall mean July 31, 2010: (A) on or before June 30, 2009, Borrower shall have delivered to Lender a written request for extension of the Maturity Date of this Note, together with payment of an extension fee equal to Forty-Five Thousand and No/100 Dollars ($45,000.00), (B) no Event of Default shall exist at the time such request for extension is delivered or on July 31, 2009, and (C) on or before December 31, 2007, an agreement to sell the Real Estate and Improvements (as such terms are defined in the Mortgage securing this Note) for a price reasonably anticipated to result in cash net proceeds sufficient to repay in full this Note and all other obligations of Borrower to Lender under the Loan Documents (as hereafter defined) shall have been executed between Borrower and an unaffiliated third party and such agreement to sell (unless the sale contemplated therein has been consummated and the net proceeds thereof have been applied in accordance with the terms of the Loan Documents) shall remain in effect at the time such request for extension is delivered and on July 31, 2009.

6. Borrower shall pay interest on the outstanding principal balance of this Note at an annual rate (the "Default Rate") equal to the LIBOR Rate plus one thousand (1,000) basis points (i) from and after the Maturity Date, and (ii) from the date on which an Event of Default (as hereinafter defined) has occurred and for so long as such Event of Default shall continue, unless and until such Event of Default is waived by Lender, provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this paragraph shall be immediately due and payable by Borrower to the holder of this Note on demand and shall be additional indebtedness evidenced by this Note.

7. In the event any payment of interest or principal due hereunder is not made in accordance with the terms hereof and such failure continues for five (5) days, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a "late charge" equal to five percent (5%) of such late payment or $25.00, whichever is greater, up to the maximum amount of $1,500.00 per late charge to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment is extremely difficult and impractical to ascertain, and that the amount of the late charge due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

8. Except as provided in this Section 8, Borrower may not prepay the principal balance of this Note, in whole or in part:

(i)
On or prior to July 31, 2008, provided that Borrower shall have delivered to Lender not less than ten (10) days' prior notice of prepayment and so long as no Event of Default shall exist as of the date of such notice of prepayment or on the date of prepayment, Borrower may prepay the Note, without premium or penalty, (a} on the last day of any Interest Period, if the outstanding principal amount of this Note then is bearing interest at a LIBOR Rate, or (b) on the last business day of any month, if the outstanding principal amount of this Note then is bearing interest at the Prime Rate (as hereinafter defined), in either case solely in the event of a sale or condemnation of all or substantially all of the Real Estate, by application of the net proceeds of such sale or condemnation, provided however that each prepayment of the Note permitted under this Section 8(i) shall be a prepayment in whole, but not in part, unless substitute collateral satisfactory to Lender in its sole discretion shall have been provided to secure this Note; and

(ii)
After July 31, 2008, provided that Borrower shall have delivered to Lender not less than ten (10) days' prior notice of prepayment and so long as no Event of Default shall exist as of the date of such notice or on the date of prepayment, Borrower may prepay the Note in whole or in part, without premium or penalty, (a) on the last day of any Interest Period, if the outstanding principal amount of this Note then is bearing interest at a LIBOR Rate, or (b) on the last business day of any month, if the outstanding principal amount of this Note then is bearing interest at the Prime Rate.

Any prepayment of this Note shall be accompanied by the amount of interest accrued to the date of prepayment. In addition, if, for any reason, any portion of the principal balance is paid prior to the Maturity Date other than in strict accordance with clause (i) or (ii) of this Section 8, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of the principal balance will be accompanied by any and all costs, expenses, penalties and charges, if any, incurred by Lender as a result of the early termination or breakage of the principal balance plus the amount, if any, without duplication, by which (i) the additional interest which would have been payable during the Interest Period, if the outstanding principal amount of this Note then is bearing interest at a LIBOR Rate, or month, if the outstanding principal amount of this Note then is bearing interest at the Prime Rate, on the principal balance prepaid had it not been prepaid, exceeds (ii) the interest which would have been recoverable by Lender by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by Lender, for a period starting on the date on which it was prepaid and ending on the last day of the applicable Interest Period or month for such portion of the principal balance. The amount of any such cost, expense, penalty or charge payable by Borrower to Lender under this section shall be (x) determined in Lender's sole discretion based upon the assumption that Lender funded the principal amount hereof in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which Lender deems appropriate and practical, provided, however, that Lender is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on the principal balance at the LIBOR Rate and (b) set forth in a written statement delivered by Lender to Borrower. Amounts repaid or prepaid under this Note cannot be reborrowed by Borrower.

9. In consideration of Lender's agreement to make the loan evidenced by this Note (the "Loan"), no later than the date of funding of the Loan, Borrower shall pay to Lender (or its Affiliate, Atlas Partners, LLC), a non-refundable loan origination fee in the amount of Ninety Thousand and No/100 Dollars ($90,000.00).

10. This Note is secured by the loan documents listed on Exhibit A attached hereto (collectively with this Note, the "Loan Documents"). Under the circumstances described in Section 8(i) of this Note and/or Section 14(a)(ii) of the Mortgage securing this Note, pursuant to the terms of the Loan Documents, substitute collateral satisfactory to Lender in its sole discretion may be provided to secure this Note. Reference is hereby made to the other Loan Documents {which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.

11. All payments and prepayments on account of the indebtedness evidenced by this Note shall be first applied to accrued and unpaid interest on the unpaid principal balance of this Note, second, to all other sums (other than principal) then due Lender hereunder or under the other Loan Documents, and the remainder, if any, to the unpaid principal balance of this Note. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly installment of principal and interest due hereunder.

12. All payments of principal and interest hereunder shall be paid by check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made to Lender, c/o Cohen Financial, Two North LaSalle Street, Suite 800, Chicago, IIlinois 60602 (or such other place as Lender or the legal holder or holders of this Note subsequently may from time to time appoint). Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Connecticut, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the then applicable interest rate during such extension.

13. The occurrence and continuance of any one or more of the following events shall constitute an "Event of Default" under this Note:

(a) the failure by Borrower to pay to Lender (i) any installment of principal or interest within five (5) days after such installment is payable pursuant to the terms of this Note or any monthly deposit for Taxes within five (5) days after such deposit is payable pursuant to Section 4 of the Mortgage securing this Note, or (ii) any other amount payable to Lender under this Note or any other Loan Documents within thirty (30) days after the date of demand for such amount; or

(b) the occurrence of any one or more of the "Events of Default" under any of the other Loan Documents.

14. At the election of the holder hereof, (i) without notice (unless required by applicable law), upon the occurrence and during the continuance of any Event of Default under Section 16(d) or (e) of the Mortgage securing this Note, or (ii) upon notice, upon the occurrence and during the continuance of any other Event of Default hereunder, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon, shall be and become immediately due and payable in full. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note and in the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Borrower and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys' fees and court costs.

15. Intentionally omitted.

16. Borrower hereby (i) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; and (ii) waives any and all lack of diligence and delays in the enforcement of the payment hereof.

17. Borrower agrees that the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq.

18. Intentionally omitted.

19. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Connecticut.

20. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

21. The obligations and liabilities of Borrower under this Note shall be binding upon and enforceable against Borrower and Borrower's successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

22. In the event one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Lender shall not collect a rate of interest on the principal balance under this Note in excess of the maximum contract rate of interest permitted by applicable law. All interest found in excess of that rate of interest allowed and collected by Lender shall be applied to the principal balance in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

23. EACH OF BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER, HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER OR LENDER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IIV NEW HAVEN COUNTY, CONNECTICUT OR ANY UNITED STATES DISTRICT COURT IN THE STATE OF CONNECTICUT WHICH HAS JURISDICTION THEREOF. EACH OF BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER OR BORROWER IN ANY OF SUCH COURTS, AND HEREBY WANES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THE MORTGAGE WHICH SECURES THIS NOTE. EACH OF BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER WAIVES ANY CLAIM THAT NEW HAVEN, CONNECTICUT OR ANY UNITED STATED DISTRICT COURT IN THE STATE OF CONNECTICUT IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD A PARTY, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH PARTY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH OF BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

24. EACH OF BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE 'TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

25. If Lender determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any month that (i) the maintenance of any portion of the outstanding principal amount under this Note would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (ii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate to beapplicable to the principal balance, or (iii) the LIBOR Rate does not accurately reflect the cost to Lender of the principal hereunder, all outstanding amounts due hereunder shall be converted to a loan bearing interest at the Prime Rate (as hereinafter defined) on the last business day of the then current month. The term "Prime Rate" shall mean the product of (a) the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by Lender's Bank (as hereafter defined) as its Prime Rate times (b) one hundred forty percent (140%). The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by such bank. Lender shall not be obligated to give notice of any change in the Prime Rate.

26. If, after the date hereof, a Regulatory Change (hereinafter defined) shall, in the reasonable determination of Lender, make it unlawful for Lender (or Lender's Bank) to maintain any portion of the outstanding principal amount under this Note as a loan bearing interest at the LIBOR Rate, no portion of the outstanding principal amount under this Note shall accrue interest at the LIBOR Rate thereafter. In addition, the outstanding principal amount under this Note shall be immediately converted to a loan accruing interest at the Prime Rate on the last business day of the then existing month or on such earlier date as required by law, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower. The term "Regulatory Change" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender (or Lender's Bank). The term "Lender's Bank" shall mean JPMorgan Chase Bank National Association, its successors and assigns.

27. If, solely as a result of the fact that the outstanding principal amount of this Note then bears interest at the LIBOR Rate (rather than the Prime Rate), any Regulatory Change, or compliance by Lender or Lender's Bank with any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, Lender or Lender's Bank; (b) subject Lender or Lender's Bank or any amount advanced under this Note to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to Lender or Lender's Bank of principal or interest due from Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender or Lender's Bank); or (c) impose on Lender or Lender's Bank any other condition regarding such advance or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive, absent manifest error) that (i) the result of the foregoing is to increase the cost to, or to impose a cost on, Lender of making or maintaining the amounts advanced hereunder or to reduce the amount of principal or interest received by Lender hereunder, and (ii) as a result, Lender is unwilling to make or continue such amounts advanced hereunder at the LIBOR Rate unless Lender were to be reimbursed by Borrower the amount of such increased or imposed cost or reduction of principal or interest, as applicable, then Lender shall promptly notify Borrower thereof (which notice shall be accompanied by a statement setting forth the basis for such determination and a calculation of the amount of such increase or reduction, as applicable, in reasonable detail (which calculation shall be conclusive, absent manifest error)) and, so long as the foregoing conditions shall continue, no portion of the outstanding principal amount of this Note shall bear interest at the LIBOR Rate, but instead, all outstanding amounts hereunder shall be converted to a loan bearing interest at the Prime Rate on the last business day of the then current month or such earlier date as required by law, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.

28. Lender has collaterally assigned its rights in this Note and all Loan Documents to Lender's Bank. Lender's Bank may file a Uniform Commercial Code statement in the office of the Secretary of State of the State of Delaware identifying Lender's Bank's interest in Lender's rights in this Note and all Loan Documents. Lender may be required by Lender's Bank to deliver to Lender's Bank the executed original of each document evidencing or securing the Loan, and until so delivered, such documents shall be held by Lender in trust for Lender's Bank.

29. In the event that Lender, based on the age or other factors relating to an environmental report for the Real Estate or Improvements reasonably determines that an updated environmental report should be obtained with respect to the Real Estate or Improvements, Lender shall notify Borrower, and the costs of such updated environmental report shall be borne by Borrower. In the event that the new environmental report shows any material reduction in value of the Real Estate or Improvements, Borrower shall, at the sole election of Borrower, not later than six (6) months after the date of such environmental report, (i) make a principal reduction payment in an amount equal to the diminution in value identified by such environmental report or (ii) deposit with Lender the reasonably anticipated costs estimated by the environmental professional authoring the environmental report or other appropriate person necessary to remediate the conditions disclosed by such environmental report.

30. This Mortgage Note and the other Loan Documents are corporate obligations of Borrower and/or of General DataComm Industries, Inc. ("Guarantor"), as applicable, and no recourse may be had hereunder or thereunder against any officer, director or stockholder of Borrower or Guarantor.
above.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first written

GDC NAUGATUCK, INC., a Delaware corporation

By:

Name:

Title: